SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: January 12, 2001



                        Commission File Number 000-14692

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                         SINGLEPOINT SYSTEMS CORPORATION



               Minnesota                               41-1523657
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       State of Incorporation                I.R.S. Employer Identification No.



        4020 Moorpark Avenue, Suite 115, San Jose, California 95117-1845
                        Telephone Number: (408) 557-6500



                           Global MAINTECH Corporation
             7578 Market Place Drive, Eden Prairie, Minnesota 55344
                            (Former Name and Address)

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Item 1.  Rescission of Enterprise Solutions, Inc. Asset Purchase Agreement.

         Enterprise Solutions Inc. ("ESI") d.b.a. Singlepoint Systems, Inc., is a company acquired by Singlepoint Systems Corporation (formerly known as Global MAINTECH Corporation). The acquisition had an earn-out component to determine the ultimate price for this company. The earn-out period has ended and the amount determined by the earn-out is around approximately $11.1M. The Company does not have the capability of satisfying this amount, nor has it been determined that ESI is worth this amount. The approval to rescind the ESI acquisition will result in alleviating a potential $11.1M acquisition cost. (These are unaudited figures.)

         Both companies have exhausted every option to find a workable solution to benefit both the shareholders of SSCN and ESI, however it has been determined that the better course of action is to rescind this agreement. A Rescission Agreement was executed effective December 21, 2000. All assets and liabilities belonging to ESI, will return to ESI's shareholders.

Item 2. Board Approves Accelerated Foreclosure on The Breece Hill Technology Subsidiary and Subsequent Sale of Asset to MaxOptix.

         Effective December 22, 2000, an accelerated and consensual foreclosure by Hambrecht and Quist Guarantied Finance ("H&QGF") occurred. As reported in the Company's 8-K filing on November 9, 2000, the Company has been in financial distress. The Company's secured lender, H&QGF, felt necessary to accelerate foreclosure on the Breece Hill Technology subsidiary in order to cover the outstanding loans this and future outstanding earnouts totaled $ 24.87M.

         H&QGF was then able, through the foreclosure process, to find a buyer for the Breece Hill Technology subsidiary and was able through the foreclosure process to sell the asset to MaxOptix Corporation of Fremont, CA. This sale has satisfied the outstanding loan amount to Hambrecht and Quist and the Company will capture additional consideration in the form of MaxOptix stock and warrants.

         If these actions were not taken, the board had determined that the only other alternative was to file for Chapter 7 or restructure under Chapter 11.

Item 3.  Resignation of Mr. Trent Wong as CEO.

         Mr. Wong has resigned as CEO of the company, effective January 12, 2001. The board has approved WildCat Management, Inc., using its principal Mr. Dale Ragan, to replace Mr. Wong as CEO. Back on November 8, 2000, the board approved WildCat Management to be brought in to assist as an advisor to the board. Mr. Ragan has been a long time investor of the company.

Item 4.  Appointment of Mr. Ragan to the Board and Resignation of  Directors.

         The board has approved, effective January 8, 2001, the appointment of Mr. Dale Ragan to the Company's Board of Directors.

         Effective January 12, 2001, Mr. John Haugo, Mr. Bill Howdon, Mr. Dave McCaffrey, Mr. Jim Watson and Mr. Trent Wong have all resigned as Directors. Mr. Bill Howdon will remain as an advisor to the board.

Item 5.  Appointment of new corporate Counsel.

         Erhart and Associates, LLC of Anoka, Minnesota, has been appointed as corporate counsel for the Company.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                             Date: January 11, 2001


                         SINGLEPOINT SYSTEMS CORPORATION

       By: /s/ Mr. Dale Ragan acting on behalf of WildCat Management, Inc.
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                          Its: Chief Executive Officer
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